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                                  EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated February 18, 2002, included in this Form 10-KSB of Direct III Marketing, Inc., relating to their consolidated financial statements for the years ended December 31, 2001 and 2000, and the previously filed Form S-8, 333-69842.

/s/ Swenson Advisors, LLP
An Accountany Firm

San Diego, California
March 27, 2002